Exhibit 10.2

EXECUTION COPY

TRANSITION SERVICES AGREEMENT

by and among

FCC FINANCE LLC,

FIRST CONSUMER CREDIT, INC.,

U.S. REMODELERS, INC.,

and

U.S. HOME SYSTEMS, INC.

Dated as of October 2, 2007

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) dated as of October 2, 2007, is entered into by and among FCC FINANCE LLC, a Delaware limited liability company (“Purchaser”), FIRST CONSUMER CREDIT, INC., a Texas corporation (“Seller”), U.S. REMODELERS, INC., a Delaware corporation (“USRI”), and U.S. HOME SYSTEMS, INC., a Delaware corporation (“Parent”).

STATEMENT OF PURPOSE

WHEREAS, Purchaser, Parent and Seller are parties to that certain Asset Purchase Agreement, dated as of October 2, 2007 (the “Asset Purchase Agreement”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the Assets on the terms and conditions set forth therein;

WHEREAS, as a condition to consummating the transactions contemplated by the Asset Purchase Agreement, Purchaser, Seller and Parent agreed to enter into, and to cause USRI to enter into, this Agreement pursuant to which Parent, Seller and USRI will provide certain services to Purchaser in order to ensure an orderly transition of Seller’s business to Purchaser in accordance with the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser, Seller, Parent and USRI hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning as in the Asset Purchase Agreement.

The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Agreement” means this Transition Services Agreement, together with each of the schedules hereto.

“Breaching Party” has the meaning given to such term in Section 7.01(a).

“Information” of a Person means any and all information relating to such Person’s business, including such Person’s products, processes, trade secrets, know-how, designs, formulas, methods, samples, media and/or cell lines, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of employees of such Person.

“Information Systems” means computing, telecommunications or other electronic operating or processing systems or environments, including computer programs, data, databases,

computers, computer libraries, communications equipment, networks and systems. When referenced in connection with Services, Information Systems shall mean the Information Systems accessed and/or used in connection with the Services.

“Non-breaching Party” has the meaning set forth in Section 7.01(a).

“Other Costs” has the meaning set forth in Section 4.01(b).

“Parent Indemnified Party” has the meaning set forth in Section 5.02.

“Parent Services Manager” has the meaning given to such term in Section 3.05(a).

“Parties” means Parent, Seller, USRI and Purchaser.

“Purchaser Indemnified Party” has the meaning set forth in Section 5.01.

“Purchaser Services Manager” has the meaning given to such term in Section 3.05(b).

“Representative(s)” of a Person means any member, manager, director, officer, employee, agent, consultant, accountant, auditor, attorney or other representative of such Person.

“Service(s)” has the meaning given such term in Section 2.01(a).

“Service Charges” has the meaning set forth in Section 4.01(a).

“Service Termination Date” in respect of any Service shall mean the date specified for such Service in the relevant Schedules, or such other date as provided in this Agreement.

“Third Party” means any Person other than the Parties and Seller.

ARTICLE II

SERVICES AND TERMS

SECTION 2.01. Services. During the period commencing on the date hereof and ending on the applicable Service Termination Date, subject to the terms and conditions set forth in this Agreement, (a) Parent, Seller or USRI, as applicable, shall jointly and severally provide or cause to be provided to Purchaser each of the services listed in Schedules A through C, including all reasonably related ancillary services historically provided to Seller by Parent’s, USRI’s or Seller’s employees (collectively, the “Services”). Each of Parent, USRI and Seller shall retain and maintain personnel, resources and capabilities sufficient to allow it to perform the Services and its obligations under this Agreement.

SECTION 2.02. Custom Modifications. The Services shall include, and the Service Charges reflect all charges for such maintenance, support, error correction, training, updates and enhancements normally and customarily provided by Parent or USRI to Seller and its other affiliates that receive such Services. If Purchaser requests that Parent, Seller or USRI provide a custom modification in connection with any Service, Parent may, but shall not be obligated to, provide such custom modification. Purchaser shall be responsible for the cost of any such custom modification.

SECTION 2.03. Changes to Services. Parent, Seller or USRI may make changes from time to time in the manner of performing the Services if (i) Parent, Seller or USRI is making similar changes in performing analogous services for itself, (ii) Parent, Seller or USRI furnishes to Purchaser substantially the same notice (in content and timing) as Parent shall furnish to its own organization respecting such changes and (iii) such changes do not result in a degradation in the quality or sufficiency of the services received. No such change shall affect the Service Charges for the applicable Service unless the Parties otherwise agree.

SECTION 2.04. Cooperation. If (i) there is nonperformance of any Service as a result of an event described in Section 7.04 or (ii) the provision of a Service would violate applicable Law, the Parties agree to work together in good faith to arrange for an alternative means by which the Purchaser may obtain the Services so affected.

ARTICLE III

PERFORMANCE AND RECEIPT OF SERVICES; STANDARDS

SECTION 3.01. Standard for Services.

(a) Except as otherwise provided in this Agreement (including in any Schedule hereto), from the date hereof until the applicable Service Termination Date, Parent, Seller and USRI agree to perform all Services in a manner such that the nature, quality, standard of care, timeliness and service levels of or at which such Services are performed are substantially similar to the nature, quality, standard of care, timeliness and service levels of or at which such Services were performed by or on behalf of Parent, Seller or USRI prior to the date hereof in the ordinary course of business.

(b) Parent, Seller and USRI shall, and shall cause their respective affiliates to, perform its duties and responsibilities hereunder in good faith and based on its past practices.

(c) Parent, Seller and USRI and Purchaser shall exercise reasonable care in providing and receiving the Services to (i) prevent access to the Services or Information Systems by unauthorized Persons and (ii) not damage, disrupt or interrupt the Services or Information Systems.

SECTION 3.02. Compliance with Laws. Nothing in this Agreement shall require Parent, Seller or USRI to perform or cause to be performed any Service or Purchaser to receive any Service in a manner that would constitute a violation of applicable Law.

SECTION 3.03. Transitional Nature of Services. The Parties acknowledge the transitional nature of the Services and agree to cooperate in good faith and to use commercially reasonable efforts to effectuate a smooth transition of the Services from Parent, Seller or USRI to Purchaser.

SECTION 3.04. Use of Third Parties to Provide Services. Parent, Seller or USRI may perform its obligations through its subsidiaries or, if Parent, Seller or USRI is obtaining analogous services for itself from agents, subcontractors or independent contractors, Parent may perform its obligations hereunder through the use of such agents, subcontractors or independent contractors, if Parent, Seller or USRI furnishes to Purchaser substantially the same notice (in content and timing) as Parent, Seller or USRI shall furnish to its own organization respecting such use of Third Parties. If Parent, Seller or USRI is not obtaining analogous services for itself from Third Parties, Parent, Seller or USRI may perform its obligations hereunder through the use of agents, subcontractors or independent contractors only upon obtaining the prior written consent of Purchaser. Notwithstanding the foregoing, Parent, Seller or USRI shall not be relieved of their obligations under this Agreement by use of such subsidiaries, agents, subcontractors or contractors. Delegation of performance of any Service by Parent, Seller or USRI in accordance with this Section 3.04 shall not affect the Service Charges for the applicable Service.

SECTION 3.05. Designation of Services Manager.

(a) Parent Services Manager. Parent will designate a dedicated services manager (the “Parent Services Manager”) who will be directly responsible for coordinating and managing the delivery of the Services and will have authority to act on Parent’s, Seller’s and USRI’s behalf with respect to the Services. The Parent Services Manager will work with the Purchaser Services Manager to address Purchaser’s issues and the Parties’ relationship under this Agreement.

(b) Purchaser Services Manager. Purchaser will designate a dedicated services account manager (the “Purchaser Services Manager”) who will be directly responsible for coordinating and managing the receipt of the Services by Purchaser and will have authority to act on Purchaser’s behalf with respect to the Services. The Purchaser Services Manager will work with the Parent Services Manager to address Parent’s, Seller’s and USRI’s issues and the Parties’ relationship under this Agreement.

ARTICLE IV

BILLING; TAXES

SECTION 4.01. Service Charges and Other Costs; Payments.

(a) Purchaser shall pay Seller (or its designee) an amount with respect to each Service provided hereunder (individually, a “Service Charge,” and collectively, the “Service Charges”) based on Seller’s good faith estimate of the actual cost incurred by Seller, Parent or USRI, as applicable, to provide the Services, including the direct costs of compensation and benefits payable to employees providing the Services on a pro rata basis, and without any profit or margin or reimbursement for general overhead costs.

(b) In addition, in connection with performance of the Services, Parent, Seller or USRI may incur certain out-of-pocket costs consistent in nature and magnitude with past practice (the “Other Costs”), which shall either be paid directly by Purchaser or reimbursed to Parent, Seller or USRI by Purchaser; provided that any Other Costs shall only be payable by Purchaser in accordance with this Section 4.01(b) if Purchaser receives from Parent, Seller or USRI reasonably detailed data and other documentation sufficient to support the calculation of amounts due for such Other Costs; provided further that any Other Costs already included in the Service Charges shall not otherwise be paid or reimbursed by Purchaser pursuant to this paragraph.

(c) Notwithstanding anything to the contrary in this Agreement, including the Schedules, in the event that the level of any Service is decreased or increased as a result of an event described in Section 10.08(b) or (c), then the Service Charge and Other Costs associated therewith shall be reduced or increased to reflect pro rata the decrease or increase in Services provided.

SECTION 4.02. Invoices; Payment. From and after the date hereof, Seller shall deliver an invoice to Purchaser on a monthly basis (or at such other frequency as is consistent with the basis on which the Service Charges are determined) in arrears for the Service Charges and any Other Costs due to Seller under this Agreement. Purchaser shall pay the undisputed amount of such invoice to Seller within thirty (30) days of the date Purchaser received such invoice.

SECTION 4.03. Disputes. Purchaser shall have the right to dispute any Service Charges and Other Costs by delivering written notice of such dispute, setting forth in reasonable detail the basis therefore, to Seller no later than, thirty (30) days after Purchaser’s receipt of the applicable invoice therefore. As soon as practicable after receipt by Seller of any such notice, Seller shall provide Purchaser with reasonably detailed data and documentation sufficient to support the calculation of any Service Charges and Other Costs that are the subject of the dispute. If Seller’s furnishing of such information does not promptly resolve such dispute, the dispute shall be resolved pursuant to Section 8.01 of this Agreement.

SECTION 4.04. Taxes.

(a) Purchaser shall pay any and all Taxes (other than taxes imposed on or measured by Parent’s overall net income (however denominated), and franchise taxes imposed on Parent, Seller or USRI (in lieu of net income taxes)) imposed or otherwise incurred in connection with provision of Services, including all sales, use, excise, value-added, services, consumption, and similar Taxes.

(b) Each of the Parties agrees that if reasonably requested by another Party, it will cooperate with such other Party to enable the accurate determination of such other Party’s liability for Taxes and assist such other Party in minimizing its liability for Taxes to the extent commercially reasonable and legally permissible, in each case, in respect of Taxes, including all sales, use, excise, value-added, services, consumption and similar Taxes, imposed or otherwise incurred in connection with Parent’s provision of Services.

ARTICLE V

INDEMNIFICATION; LIMITATION ON LIABILITY

SECTION 5.01. Indemnification by Parent, Seller and USRI. Parent, Seller and USRI jointly and severally shall indemnify, defend and hold harmless Purchaser and each of its subsidiaries and each of their respective Representatives (each a “Purchaser Indemnified

Party”), from and against any and all Losses of the Purchaser Indemnified Parties relating to, arising out of, or resulting from (a) the gross negligence or willful misconduct of Parent, Seller or USRI in connection with the transactions contemplated by this Agreement or provision of the Services by Parent, Seller or USRI, (b) breach of this Agreement by Parent, Seller or USRI, or (c) the improper use or disclosure of Information, in each case in connection with the transactions contemplated by this Agreement or provision of the Services by Parent, Seller or USRI.

SECTION 5.02. Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless Parent and its subsidiaries and their respective Representatives (each, a “Parent Indemnified Party”) from and against any and all Losses of the Parent Indemnified Parties relating to, arising out of, or resulting from (a) the gross negligence or willful misconduct of Purchaser in connection with the transactions contemplated by this Agreement or Purchaser’s use of the Services, (b) Purchaser’s breach of this Agreement, or (c) the improper use or disclosure of Information, in each case in connection with the transactions contemplated by this Agreement or Purchaser’s receipt of the Services.

SECTION 5.03. Indemnification Procedures. The matters set forth in Sections 9.4, 9.5, 9.6 and 9.7 of the Asset Purchase Agreement shall be deemed incorporated into, and made a part of, this Article V.

SECTION 5.04. Limitation on Liability. Notwithstanding any other provision contained in this Agreement, neither Parent, Seller and USRI on the one hand, nor Purchaser, on the other hand, shall be liable to the other for any exemplary or punitive losses, damages or expenses of the other arising from any claim relating to breach of this Agreement or otherwise relating to any of the Services provided hereunder. For clarification purposes only, the Parties hereto agree that the limitation on liability contained in this Section 5.04 shall not apply to (a) damages awarded to a Third Party pursuant to a Third Party claim for which Parent, Seller or USRI is required to indemnify, defend and hold harmless any Purchaser Indemnified Party under Section 5.02 and (b) damages awarded to a Third Party pursuant to a Third Party claim for which Purchaser is required to indemnify, defend and hold harmless any Parent Indemnified Party under Section 5.03.

ARTICLE VI

DISPUTE RESOLUTION

SECTION 6.01. Dispute Resolution. The Parties shall cooperate with each other in good faith to resolve all disputes, controversies or claims between them arising out of, or relating to, this Agreement. Any dispute, controversy or claim that cannot be resolved by the contact parties specified on the relevant Schedule shall be referred to the Parent Services Manager and the Purchaser Services Manager for review. If the Parent Services Manager and the Purchaser Services Manager cannot resolve the dispute, then the dispute shall be referred to the Parent Chief Executive Officer and Purchaser Chief Executive Officer. Any dispute, controversy or claim arising out of, or relating to, this Agreement that cannot be resolved through discussions between the Parent Chief Executive Officer and Purchaser Chief Executive Officer shall be resolved through any available rights, remedies and processes.

ARTICLE VII

TERMINATION

SECTION 7.01. Termination Rights; Post-Termination Transition; Extension.

(a) The term of this Agreement shall commence on the date hereof and expire on the first date on which Parent has no further obligations to provide any Services. This Agreement shall terminate with respect to each Service on the applicable Service Termination Date or other termination date specified in this Agreement or the Schedules hereto. In addition: (i) Purchaser may from time to time terminate any Service, in whole and not in part, upon giving at least ten (10) Business Days (or such shorter period of time as is mutually agreed upon in writing by the Parties) prior written notice to Seller specifying which Service is being so terminated and (ii) any Party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice by the Non-Breaching Party to the other Party (the “Breaching Party”) if the Breaching Party has failed to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of fifteen (15) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching Party seeking to terminate such Service.

(b) In addition to and not in limitation of the rights and obligations set forth in Articles II, III and V, upon the request of Purchaser, Parent, Seller and USRI will, during the term of this Agreement and for a reasonable period of time thereafter, cooperate with Purchaser and use its good faith, commercially reasonable efforts to assist the transition of such Service to Purchaser (or an affiliate of Purchaser or vendor designated by Purchaser) by the Service Termination Date for such Service.

(c) Notwithstanding the Service Termination Date specified in a Schedule for a particular Service, so long as Purchaser is using commercially reasonable efforts to transition away from utilizing such Service, Purchaser may extend the Service Termination Date for any one or more Services for a period not to exceed thirty (30) days by giving written notice to Seller not less than ten (10) Business Days prior to the applicable Service Termination Date.

SECTION 7.02. Effect of Termination. Upon termination or expiration of any Service pursuant to this Agreement, Parent, Seller and USRI will have no further obligation to provide the terminated Service, and Purchaser will have no obligation to pay any future Service Charges or Other Costs relating to any such Service (other than for or in respect of Services provided in accordance with the terms of this Agreement and received by Purchaser prior to such termination).

SECTION 7.03. Survival. Article IV (Billing; Taxes), Article V (Indemnification; Limitation on Liability), Article VI (Dispute Resolution), Section 7.01(b), Section 7.02 (Effect of Termination), Section 7.03 (Survival), and Article VIII (General Provisions) shall survive the expiration or other termination of this Agreement and remain in full force and effect.

SECTION 7.04. Force Majeure. No Party hereto shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations (other than a payment obligation) under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of Governmental Authority, embargoes, epidemics, war, riots, insurrections, acts of terrorism, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. Each Party, upon learning of the occurrence of any such force majeure event that would reasonably be expected to result in a delay or failure in the performance of its obligations (other than a payment obligation) under this Agreement, will promptly notify the other Party or Parties hereto to which such obligations are owed, either in writing or orally; provided that any such oral notification shall be confirmed in writing as soon as practicable after being delivered. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. If (x) Services are suspended as a result of such excused delay, (y) the suspension has a material and negative impact on Purchaser’s business operations and (z) Parent, Seller or USRI cannot readily reinstate the relevant Services, Parent, Seller and USRI will use commercially reasonable efforts to assist Purchaser in securing alternative services to minimize such negative impact on Purchaser.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01. Independent Contractors. In providing Services hereunder, Parent, Seller and USRI shall act solely as independent contractors and nothing in this Agreement shall constitute or be construed to be or create a partnership, joint venture, or principal/agent relationship between Parent, Seller or USRI, on the one hand, and Purchaser, on the other. All Persons employed by Parent, Seller or USRI in the performance of its obligations under this Agreement shall be the sole responsibility of Parent, Seller or USRI, as applicable.

SECTION 8.02. Regulatory Approval and Compliance. Each of the Parties shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement; provided, however, that Parent, Seller and USRI shall cooperate and provide all reasonably requested assistance (including, without limitation, the execution of documents and the provision of relevant information) required by Purchaser to ensure compliance with all applicable Laws in connection with any regulatory action, requirement, inquiry or examination related to this Agreement or the Services.

SECTION 8.03. Confidential Information. Each Party agrees to maintain and safeguard the confidentiality of all Information of the other Party (or its business) and not to use such Information except as required for purposes of this Agreement.

SECTION 8.04. Counterparts; Entire Agreement; Corporate Power; Facsimile Signatures.

(a) Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(b) Entire Agreement. This Agreement, the Asset Purchase Agreement and the exhibits, schedules and annexes hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. Except as expressly provided in this Agreement, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Asset Purchase Agreement, the provisions of this Agreement shall control.

(c) Corporate Power. Parent, Seller and USRI each represents on behalf of itself, and Purchaser represents on behalf of itself, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(d) Facsimile Signatures. Each Party acknowledges that it and the other Parties may execute this Agreement by facsimile, stamp or mechanical signature. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature and agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually.

SECTION 8.05. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State New York without giving effect to the principles of conflicts of law thereof (other than Section 5-1401 of the New York General Obligations Law).

SECTION 8.06. Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or (c) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to Parent, Seller or USRI, addressed as follows:

U.S. Home Systems, Inc.
405 State Highway 121 Bypass
Building A, Suite 250
Lewisville, TX 75067
Attention: Murray H. Gross
Facsimile No.: (972) 459-4800

with a copy to (which shall not constitute notice):

Richard B. Goodner
Vice President – Legal Affairs and General Counsel
405 State Highway 121 Bypass
Building A, Suite 250
Lewisville, TX 75067
Facsimile No.: (972) 459-4800

If to Purchaser, addressed as follows:

FCC FINANCE LLC
405 State Hwy. 121 Bypass
Building A-250
Lewisville, Texas 75067
Attention: James D. Borschow
Facsimile No.: (972) 459-4800

Any Party may, by notice to the other Parties, change the address to which such notices are to be given.

SECTION 8.07. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

SECTION 8.08. Assignability; No Third-Party Beneficiaries.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Party may assign this Agreement or any of such Party’s rights or obligations hereunder without the prior written consent of the other Party.

(b) Except as provided in Article V with respect to Parent Indemnified Parties and Purchaser Indemnified Parties, this Agreement is for the sole benefit of the Parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 8.09. Subsidiaries. Parent, Seller and USRI shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary or affiliate.

SECTION 8.10. Waivers. The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

SECTION 8.11. Amendments. This Agreement may be amended, modified or supplemented but only in writing signed by Purchaser, Parent, Seller and USRI.

SECTION 8.12. Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party’s rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

SECTION 8.13. Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed by their respective duly authorized officers as of the date first written above.

PURCHASER:	FCC FINANCE LLC

By:
James D. Borschow, President

Transition Services Agreement

PARENT:	U.S. HOME SYSTEMS, INC.

By:
	Name:	ROBERT A. DEFRONZO
	Title:	Secretary

Transition Services Agreement

SELLER:	FIRST CONSUMER CREDIT, INC.

By:
	Name:	JAMES D. BORSCHOW
	Title:	PRESIDENT

Transition Services Agreement

USRI:	U.S. REMODELERS, INC.

By:
	Name:	ROBERT A. DEFRONZO
	Title:	Secretary

Transition Services Agreement

SCHEDULE A

Office Space

USRI will, and Parent and Seller will cause USRI to, through September 30, 2008, maintain the same physical premises at 405 State Hwy. 121 Bypass, Building 1, Lewisville, Texas, in which Seller’s business was located prior to the Closing, including all improvements, furniture, fixtures and equipment, and hereby authorizes and grants Purchaser and its employees and agents the right to occupy the same. USRI will continue to pay the rent to the sublessor of such premises in accordance with the sublease agreement relating thereto (the “Sublease”) and will otherwise comply with the terms of the Sublease and the Master Lease (as defined in the Sublease) and use its best efforts to keep such Agreements in full force and effect at all times during the term of this Agreement. Purchaser will reimburse USRI for $9,626.00 per month of the Sublessor Base Rent (as defined in the Sublease) which includes the cost of full services and electricity to the premises, and a proportionate share of any Additional Rent (as defined in the Sublease), paid by USRI under the Sublease.

Notwithstanding the above, Purchaser, upon thirty (30) days written notice to USRI, shall have the right to terminate this Schedule A agreement without any further obligations. After September 30, 2008, this Schedule A agreement will continue on a month-to-month basis with each of Purchaser and USRI having the right to terminate this Schedule agreement upon thirty (30) days written notice.

A-1

SCHEDULE B

Information Systems

USRI will, and Parent and Seller will cause USRI to, maintain for the use of Seller and Purchaser and their respective employees the same computer systems, telephone systems, office equipment and other Information Systems utilized by Seller in its business prior to the Closing (or improved versions thereof), and shall provide Seller, Purchaser and their respective employees and agents with technical support relating thereto. Purchaser will reimburse USRI for the actual and direct costs incurred by Seller in providing such services to Purchaser.

This Schedule B shall remain in effect until the earlier of Purchaser’s termination of this Schedule B or the termination of Schedule A in this Agreement.

B-1

SCHEDULE C

Sourcing Services

FCC Investment Trust I and Seller, as Sourcer and Initial Servicer, are parties to that certain Amended and Restated Sourcing and Servicing Agreement dated as of April 19, 2007 (“Original Sourcing Agreement”). Purchaser has entered into a Sourcing and Servicing Agreement with FCC Investment Trust I which, effective as of the date hereof, replaces in its entirety the Original Sourcing Agreement which, except for specific sections identified below, shall be terminated as of the date hereof. Notwithstanding the termination of the Original Sourcing Agreement, Seller hereby agrees to employ personnel necessary to perform the sourcing, servicing, and administrative functions required to continue to source “Eligible Investments” (as defined under the Original Agreement) in each of those States for which Purchaser has not notified Seller that Purchaser has obtained all requisite licenses or other approvals to provide such sourcing role itself. The intent of each of the Purchaser and Seller is that, as such State approvals are obtained, the number of States for which Seller will source investments will decrease, with the termination of such sourcing services to be the earlier of December 31, 2007 (unless otherwise extended by Parent, Purchaser and Seller pursuant to Section 7.01(c) herein) and the date on which the Purchaser can source investments in all States. The sourcing services to be provided by Seller hereunder shall include those described in Sections 3.1 (with the understanding that Purchaser will provide any funds required for “Accommodation Fundings”), 3.2, 3.3 and 4.1 of the Original Sourcing Agreement (and each of such sections is hereby incorporated herein). Purchaser agrees to indemnify Seller with respect to the sourcing and servicing services provided under this schedule to the extent of the indemnity provided in Section 11.3 of the Original Sourcing Agreement (with the Purchaser as the indemnifying party). In addition, the Purchaser agrees to reimburse Seller for all costs and expenses incurred with respect to the sourcing and servicing services provided under this schedule. Other than such indemnity and reimbursement described above, Seller shall not be entitled to any additional fees for the provision of the sourcing and servicing services described in this schedule. Once Purchaser has notified the Parent and Seller that it has obtained all licenses and approvals in all applicable States and no longer needs the services described in this Schedule, Parent may terminate or dissolve Seller in its discretion.

Notwithstanding the above, upon Purchaser’s employment of Angela Rash, Purchaser agrees that Angela Rash shall continue to provide Seller certain accounting functions to wind down the operations of Seller, through the audit of Seller’s fiscal year 2007. Seller will compensate Purchaser for such time that Angela Rash devotes to Seller at her hourly rate of pay.

C-1